UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 29, 2026

Date of Report (date of earliest event reported)

BOREALIS FOODS INC.

(Exact name of registrant as specified in its charter)

Ontario	001-40778	98-1638988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1540 Cornwall Rd., Suite 104
Oakville, ON L6J 7W5

(Address of principal executive offices and zip code)

(905) 278-2200

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares	BRLS	Nasdaq Capital Market
Warrants	BRLSW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 29, 2026, Borealis Foods Inc. (the “Company”) held its 2026 annual meeting of shareholders (the “Annual Meeting”). A total of 12,845,650 shares, or 59.8% of the Company’s outstanding shares of common stock as of the record date for the Annual Meeting, were represented in person through virtual attendance or by proxy at the Annual Meeting constituting a quorum.

Proposal 1 – Election of Directors

The Company’s shareholders elected each of the persons listed below to serve as director until the next annual meeting in 2027 or until his or her earlier resignation, death, or removal. The votes were cast as follows:

NAME	FOR	WITHHELD	BROKER NON-VOTE
Barthelemy Helg	12,673,744	1,828	170,078
Reza Soltanzadeh	12,671,438	4,134	170,078
Ertharin Cousin	12,673,631	1,941	170,078
Steven Oyer	12,673,694	1,878	170,078
Shukhrat Ibragimov	12,673,055	2,517	170,078
Amin Ajami	12,673,579	1,993	170,078
Pavel Mynzhanov	12,673,990	1,582	170,078
Zaure Algaziyeva	12,672,993	2,579	170,078

Proposal 2 – Ratify the appointment of Carr, Riggs & Ingram LLC as independent registered public accounting firm for the year ending December 31, 2026.

FOR	WITHHELD
12,834,728	10,922

Item 9.01 Financial Statements and Exhibits

(d): The following exhibits are being filed herewith:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 30th day of June 2026.

BOREALIS FOODS INC.

	By:	/s/ Pouneh Rahimi
Date: June 30, 2026		Pouneh V. Rahimi
Chief Legal Officer